UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2026 (February 2, 2026)

GE Vernova Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41966	92-2646542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

58 Charles Street, Cambridge, MA	02141
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (617) 674-7555

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	GEV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01	Other Events.

On February 4, 2026, GE Vernova Inc. (“GE Vernova”) completed its underwritten public offering (the “Offering”) of $600,000,000 aggregate principal amount of 4.250% Senior Notes due 2031 (the “2031 Notes”), $1,000,000,000 aggregate principal amount of 4.875% Senior Notes due 2036 (the “2036 Notes”) and $1,000,000,000 aggregate principal amount of 5.500% Senior Notes due 2056 (the “2056 Notes” and, together with the 2031 Notes and the 2036 Notes, the “Notes”) pursuant to the registration statement on Form S-3 (File No. 333-293059), filed with the Securities and Exchange Commission on January 29, 2026. The Notes are GE Vernova’s senior unsecured and unsubordinated debt obligations.

The Notes were issued under the Indenture, dated as of February 4, 2026 (the “Base Indenture”), between GE Vernova and The Bank of New York Mellon, as trustee (in such capacity, the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of February 4, 2026 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between GE Vernova and the Trustee.

The net proceeds of the Offering are intended to be used for general corporate purposes, including financing a portion of the purchase price of GE Vernova’s acquisition of the remaining 50% percent stake of Prolec GE that closed on February 2, 2026.

Prior to the applicable Par Call Date (as defined herein), GE Vernova may, at its option, redeem each series of Notes at any time and from time, as a whole or in part, at a “make-whole” redemption price (calculated as set forth in the Indenture and the Notes), plus accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time and from time to time on or after the applicable Par Call Date, GE Vernova may redeem all or a portion of the Notes of any series at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. As used herein, “Par Call Date” means, (i) with respect to the 2031 Notes, January 4, 2031, (ii) with respect to the 2036 Notes, November 4, 2035 and (iii) with respect to the 2056 Notes, August 4, 2055.

The foregoing description is qualified in its entirety by reference to the text of the Base Indenture and the First Supplemental Indenture, copies of which are filed herewith as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and incorporated by reference herein, and the Notes, forms of which are filed herewith as Exhibits 4.3, 4.4 and 4.5 to this Current Report on Form 8-K and incorporated by reference herein.

In connection with the Offering, GE Vernova entered into an underwriting agreement, dated as of February 2, 2026 (the “Underwriting Agreement”), with Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein. The foregoing description is qualified in its entirety by reference to the text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

In addition, in connection with the Offering, GE Vernova is filing a legal opinion regarding the validity of the Notes, which is filed herewith as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1
Underwriting Agreement, dated as of February 2, 2026, among GE Vernova Inc. and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of February 4, 2026, between GE Vernova Inc. and The Bank of New York Mellon, as trustee.
4.2	First Supplemental Indenture, dated as of February 4, 2026, between GE Vernova Inc. and The Bank of New York Mellon, as trustee.
4.3	Form of Note for the 4.250% Senior Notes due 2031 (included in Exhibit 4.2).
4.4	Form of Note for the 4.875% Senior Notes due 2036 (included in Exhibit 4.2).
4.5	Form of Note for the 5.500% Senior Notes due 2056 (included in Exhibit 4.2).
5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GE Vernova Inc.
(Registrant)

	By:	/s/ Richmond Glasgow
Date: February 4, 2026		Richmond Glasgow
Vice President, Chief Corporate Counsel and Deputy Secretary